Exhibit 4.1

QWEST COMMUNICATIONS INTERNATIONAL INC.

3.50% Convertible Senior Notes due 2025

First Supplemental Indenture

Dated as of November 8, 2005

U.S. Bank National Association,
as Trustee with respect to such series of Securities

i

ii

Exhibits

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
Exhibit C	FORM OF CONVERSION NOTICE
Exhibit D	FORM OF REPURCHASE NOTICE

iii

FIRST SUPPLEMENTAL INDENTURE dated as of November 8, 2005 (this “Supplemental Indenture”) by and between QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (the “Company” or “QCII”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture with respect to the Notes (as defined below) (the “Trustee”). The Trustee, and each other trustee appointed as such with respect to the Securities of any series issued under the Indenture, shall be the “Trustee” (as defined in the Indenture, as supplemented hereby) for all purposes under the Indenture with respect to the applicable series of Securities but, for the avoidance of doubt, not with respect to any series of Securities for which such Trustee has not been appointed trustee under the terms of the Indenture and/or any supplement thereto.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes:

WHEREAS, the Company and U.S. Bank National Association, are parties to that certain Indenture (the “Base Indenture”) dated as of November 8, 2005 providing for the issuance from time to time of senior debt securities (“Securities”) to be issued in one or more series;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as may be amended and supplemented to the date hereof, including by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities, designated as its 3.50% Convertible Senior Notes due 2025 (the “Notes”), in an initial aggregate principal amount of $1,265,000,000. The Notes shall be substantially in the form attached hereto as Exhibit A;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, the Company desires to evidence and provide for the acceptance of the appointment under the Indenture of the Trustee as Trustee with respect to the Notes and to add to or change certain provisions of the Base Indenture as it shall apply to the Notes; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

THE 3.50% CONVERTIBLE SENIOR NOTES DUE 2025

Section 1.01.                                       Designation of Notes.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes as defined below or as defined in the preamble to this Supplemental Indenture, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that have been or may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to Section 2.06 of the Base Indenture, there is hereby created and designated a series of Securities under the Indenture, entitled “3.50% Convertible Senior Notes due 2025.”  The Notes shall be in the form of Exhibit A hereto. The Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes. Subject to the terms in the Indenture the Company may, at its option, without consent from the Holders, issue Additional Notes from time to time. For all purposes under the Indenture, the term “Notes” shall include the Initial Notes and any such Additional Notes issued after the date of this Indenture.

Section 1.02.                                       Other Terms of the Notes.

Without limiting the foregoing, the terms of the Notes shall be as set forth in the form of Note set forth in Exhibit A hereto, and are hereby incorporated in and expressly made a part of this Supplemental Indenture, and as provided in the Indenture.

The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of up to $1,265,000,000 of the 3.50% Convertible Senior Notes due 2025.

The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

Section 1.03.                                       Definitions.

(a)                                  The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture, the terms defined herein will govern.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Additional Shares” means additional shares of Common Stock by which the Conversion Rate shall be increased for Notes surrendered for conversion pursuant to an adjustment of the Conversion Rate upon the occurrence of a Fundamental Change. The number of Additional Shares shall be determined based on the Effective Date of the Fundamental Change and the Stock Price in such Fundamental Change transaction, all in accordance with Section 8.05(e).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or Conversion Agent.

“Applicable Conversion Price” means, at any given time, $1,000 divided by the Applicable Conversion Rate, rounded to the nearest 1/10th of a cent.

“Applicable Conversion Rate” means, at any given time, the Conversion Rate then in effect, rounded to the nearest 1/10,000th of a share.

“Applicable Conversion Reference Period” means the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date or, if the Company elects to pay cash to Holders of Notes in lieu of all or a portion of the Residual Value Shares, the third Trading Day after the Conversion Retraction Period ends.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficial Ownership” and “Beneficially Owns” have a corresponding meaning.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing Person.

“Closing Sale Price” means, with respect to the Common Stock, on any date, the last reported closing price per share (or, if no last closing price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a U.S. national or regional exchange, as reported on NASDAQ or, if the Common Stock is not quoted on NASDAQ, the “Closing Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant dates as reported by the National Quotation Bureau Incorporated or any similar U.S. system of automated dissemination of quotations of securities prices. If the Common Stock is not so quoted, the “Closing Sale Price” will be the price as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company’s Board of Directors will make a good faith determination of the Closing Sale Price.

“Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture, or to the extent such common stock is reclassified or otherwise ceases to exist, any class of Capital Stock of the Company that (1) is Voting Stock, (2) has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof and (3) is registered pursuant to Section 12 of the Exchange Act and admitted for trading on a national securities exchange or quoted on the automated quotation system of a registered securities association, if any.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life as of the Applicable Redemption Date.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of two Reference Treasury Dealer Quotations for such Redemption Date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                  was a member of such Board of Directors on the date of this Indenture; or

(2)                                  becomes a member of the Board of Directors of the Company subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.

“Conversion Period” means the period from and including the eleventh Trading Day in a fiscal quarter up to, but not including, the eleventh Trading Day of the following fiscal quarter.

“Conversion Price” shall equal $1,000 divided by the Conversion Rate (rounded to the nearest 1/10th of a cent).

“Conversion Value” shall equal the product of (1) the Applicable Conversion Rate and (2) the average of the Closing Sale Prices of the Common Stock for each of the 20 consecutive Trading Days in the Applicable Conversion Reference Period.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Current Market Price” as of any date means:

(1)                                  for the purpose of any computation under Section 8.05(a) (except for clauses (6) and (8) thereof), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the earlier of the record date or the ex-dividend Trading Day for such distribution;

(2)                                  for the purpose of any computation under Section 8.05(a)(6), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for such distribution; and

(3)                                  for the purpose of any computation under Section 8.05(a)(8), the average of the Closing Sale Prices for the five consecutive Trading Days beginning on the Trading Day immediately following the date of the repurchase triggering the adjustment.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Adjustment” for any given Trading Day shall equal a fraction:

(1)                                  the numerator of which shall be the Closing Sale Price of the Common Stock on such Trading Day plus the closing price of the portion of those shares of Capital Stock or similar Equity Interests so distributed applicable to one share of Common Stock on such Trading Day; and

(2)                                  the denominator of which shall be the product of ten (10) and the Closing Sale Price of the Common Stock on such Trading Day.

“Daily Trading Share Amount” for each day in the Applicable Conversion Reference Period shall equal the greater of:

(1)                                  zero; or

(2)                                  a number of shares determined by the following formula:

(Closing Sale Price x Applicable Conversion Rate) - $1,000
20 x Closing Sale Price

“Default” means an event that is, or after notice or passage of time, or both, would be, an Event of Default with respect to the Notes.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Effective Date” means the date on which a Fundamental Change transaction becomes effective.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or, unless otherwise provided in this Indenture, by any Responsible Officer delegated by the Board of Directors to make such determination on their behalf.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(1)                                  the Company’s Common Stock (or other common stock into which the Notes are convertible) is neither traded on the New York Stock Exchange or another U.S. national securities exchange nor quoted on NASDAQ or another established automated over-the-counter trading market in the United States; or

(2)                                  any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans; or

(3)                                  the Company merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person, other than any transaction:

(a)                                  that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock; or

(b)                                 pursuant to which the holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

(c)                                  which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or

(4)                                  at any time the Continuing Directors do not constitute a majority of the Company’s Board of Directors (or, if applicable, a successor Person to the Company).

“Global Note Legend” means a legend substantially to the effect of the legend in Section 2.10 of the Base Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

“Holder” means a Person in whose name a Note is registered.

“Initial Notes” means the $1,265,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Interest Payment Date” means May 15 and November 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Market Capitalization” means the product of (1) the Current Market Price of the Common Stock and (2) the number of shares of Common Stock then outstanding on the date of the repurchase of Common Stock triggering the adjustment set forth in Section 8.05(a)(8) hereof immediately prior to such repurchase.

“Maturity” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at stated maturity,

on a Redemption Date or by declaration of acceleration, offer to repurchase pursuant to Section 4.07, 4.08 or otherwise.

“NASDAQ” means The NASDAQ Stock Market, Inc.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“NYSE” means The New York Stock Exchange, Inc.

“Officer’s Certificate” means a certificate signed by a Responsible Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, any subsidiary of the Company or the Trustee.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)                  Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation (including Notes converted and cancelled pursuant to this Indenture);

(ii)               Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)            Notes which have been paid pursuant to Section 2.10 of the Base Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

(iv)           Notes as to which Defeasance has been effected pursuant to Section 9.02 of the Base Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Participant” means a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d) (3) of the Exchange Act.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company to act as the Quotation Agent pursuant to the terms of this Indenture.

“Record Date Period” means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and its successors and another U.S. Government securities dealer selected by the Company; provided, however, that if either Goldman, Sachs & Co. or such other U.S. Government securities dealer selected by the Company ceases to be a primary U.S. Government securities dealer in New York City, the Company will substitute therefore another primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Residual Cash Value” for each date shall be the product of (1) the percentage of each Residual Value Share otherwise issuable upon conversion which the Company elects to pay in cash and (2) the cash value of the Daily Trading Share Amount for such date. The cash value of the Daily Trading Share Amount shall be determined by multiplying the Daily Trading Share Amount for such date by the Closing Sale Price of the Common Stock for such date.

“Responsible Officer” means the Chairman of the Board, Chief Executive Officer, the President, the Vice President, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, or any other officer of the Company specified in an applicable Board Resolution, supplemental indenture or Officer’s Certificate relating to the Notes.

“Schedule TO” means Schedule TO under the Exchange Act or any successor or similar schedule that may be promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated under the Securities Act, as is in effect on the date of this Indenture.

“Stock Price” means the price paid per share of Common Stock in the applicable Fundamental Change transaction; provided that (1) if holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock and (2) in any other Fundamental Change transaction, the Stock Price will be the average of the Closing Sale Prices on each of the five consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change.

“Subsidiary” of any Person means (i) a corporation with more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not then listed the NYSE or another United States national securities exchange nor quoted on NASDAQ or another established automated over-the-counter trading market in the United States, on the principal other market on which the Common Stock is then traded or quoted.

“Trading Price” means, with respect to the Notes, on any date of determination, the average of the secondary market bid quotations per Note obtained by the Conversion Agent for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include any of the underwriters for the Notes; provided that if at least two such bids cannot reasonably be obtained by the Conversion Agent, but one such bid can reasonably be obtained by the Conversion Agent, this one bid will be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes, as determined by the Company, will equal (a) the then-Applicable Conversion Rate of the Notes multiplied by (b) the Closing Sale Price of the Common Stock on such determination date. Any such determination will be conclusive absent manifest error.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated by the Company on the third business day preceding such Redemption Date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

 “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

(b)                                 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Cash Settlement Notice Period”	8.02(b)
“Conversion Agent”	2.03
“Conversion Date”	8.03(a)
“Conversion Notice”	8.03(a)
“Conversion Rate”	8.01(d)
“Conversion Retraction Period”	8.02(b)

Term	Defined in Section
“Distributed Asset”	8.05(a)(4)
“DTC”	2.03
“Event of Default”	6.01
“Expiration Date”	8.05(a)(7)
“Fundamental Change Conversion Right Notice”	4.07(a)
“Fundamental Change Repurchase Date”	4.07(a)
“Fundamental Change Repurchase Notice”	4.07(a)(3)(c)
“Fundamental Change Repurchase Right Notice”	4.07(a)(3)(b)
“Make-Whole Premium”	3.01(a)
“Moody’s”	6.01
“Paying Agent”	2.03
“Registrar”	2.03
“Remaining Life”	3.01(a)
“Repurchase Dates”	4.08(a)
“Repurchase Notice”	4.08(b)
“Repurchase Notice Deadline”	4.08(b)
“Repurchase Premium”	8.05(a)(8)
“Residual Value Shares”	8.02(a)
“S&P”	6.01
“Sale Price Condition”	8.01(a)(1)
“Settlement”	8.03(c)
“Spin-off”	8.05(a)(5)
“Trading Price Condition”	8.01(a)(2)
“Trigger Event”	8.10

(c)                                  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article One have the meanings assigned to them in this Article, and include the plural, as well as the singular.

ARTICLE TWO

THE NOTES

Section 2.01.                                       Form and Dating.

(a)                                  General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified thereon and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges, conversions and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by the Base Indenture or Article 8 hereof.

Section 2.02.                                       Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes, including Additional Notes, in an unlimited aggregate principal amount, subject to the provisions of this Indenture. Each Authentication Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of such Notes.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.                                       Registrar, Paying Agent and Conversion Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”), and an office or agency where Notes may be presented for conversion pursuant to Article 8 hereof (“Conversion Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents or conversion agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.                                       Paying Agent To Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may upon written request to a Paying Agent require such Paying Agent to pay all money held by it to the Trustee and to account for any amounts paid. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any amounts paid. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.                                       Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

ARTICLE THREE

OPTIONAL REDEMPTION

Section 3.01.                                       Optional Redemption.

(a)                                  The Notes are subject to redemption, at the option of the Company, on or after November 20, 2008, and before November 20, 2010, in whole or in part, but only if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the date one day prior to the day the Company gives a notice of redemption is greater than 130% of the Applicable Conversion Price on the date of such notice, at a redemption price in cash equal to the sum of (1) 100% of the principal amount of the Notes to be redeemed, plus (2) the sum, as determined by the Quotation Agent, of the present values of the remaining scheduled payments of interest thereof from the Redemption Date to November 20, 2010 (excluding interest accrued to the Redemption Date) (the “Remaining Life”) discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate, as defined below, plus 50 basis points (the “Make-Whole Premium”), plus (3) accrued and unpaid interest, if any, on the principal amount of the notes redeemed to the date of redemption.

(b)                                 The Make Whole Premium shall be paid in cash to the Holders of all Notes being called for redemption by the Company on a Redemption Date prior to November 20, 2010, including to Holders of any Notes that may have been converted after the date of the Redemption Notice and prior to such Redemption Date.

(c)                                  In addition to the optional redemption of the Notes in accordance with the provisions of Section 3.01(a), at any time on or after November 20, 2010, the Notes are subject to redemption, at the option of the Company, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the Notes called for redemption, together with accrued and unpaid interest thereon, if any, to the Redemption Date.

Section 3.02.                                       Selection and Notice of Redemption.

(a)                                  If less than all of the Notes are to be redeemed, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and equitable, except:

(1)                                  if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)                                  if otherwise required by law.

In the event of redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(b)                                 Notice of redemption will be sent by first class mail, electronically or by other means approved by the Trustee not less than 30 nor more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the note upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest, if any, on the Notes to be redeemed) pursuant to this Indenture.

Section 3.03.                                       [Reserved.]

Section 3.04.                                       Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.02 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date. A notice of redemption may not be conditional.

Section 3.05.                                       Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on any Redemption Date, if not previously deposited, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

Section 3.06.                                       Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. A Note may be redeemed in part, but only if the principal amount of such Note to be redeemed is any integral multiple of $1,000 and the principal amount of such security to remain outstanding after such redemption is equal to $2,000 or any integral multiple of $1,000 in excess thereof.

ARTICLE FOUR

COVENANTS

Section 4.01.                                       Payment of Notes.

The Company will pay or cause to be paid the principal of and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

The Company will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.                                       Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

Section 4.03.                                       Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as a Responsible Officer of the Company, he or she would normally have knowledge of any Default and whether or not such signer knows of any Default that occurred during such period. If such signer does have such knowledge, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company is taking or proposes to take with respect thereto.

Section 4.04.                                       Reservation of Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

Section 4.05.                                       Issuance of Shares.

All shares of Common Stock delivered upon conversion or repurchase of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

Section 4.06.                                       Transfer Taxes.

If a Holder converts Notes for shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue or shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 4.07.                                       Offer To Repurchase upon a Fundamental Change.

Subject to Section 4.07(d) hereof, upon the occurrence of a Fundamental Change at any time prior to stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days (subject to extension to comply with applicable law) after the Company sends the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, or any portion of the initial principal amount thereof that is equal to $2,000 or an integral multiple of $1,000, provided that the principal amount of such security to remain outstanding is equal to $2,000 or an integral multiple of $1,000, at a price equal to (i) 100% of the aggregate principal amount thereof; plus (ii) accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 15 Business Days prior to the anticipated Effective Date of the Fundamental Change (or if the Company does not have actual notice of a Fundamental Change, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders of the Notes, the Trustee, the Paying Agent and the Conversion Agent a conversion right notice (the “Fundamental Change Conversion Right Notice”) stating:

(1)               if applicable, whether the Company will adjust the Conversion Rate and related conversion obligation pursuant to Section 8.05(e) hereof; or

(2)               whether the Company expects that Holders will have the right to require the Company to repurchase their Notes as described in this Section 4.07; and

(3)               that the Holders of the Notes have the right to convert their Notes in accordance with Section 8.01 hereof.

(b)                                 No later than 15 Business Days following the Effective Date of such Fundamental Change transaction (or if the Company does not have actual notice of a Fundamental Change, as soon as the Company has actual notice of such Fundamental Change) (which Fundamental Change results in the Holders of Notes having the right to cause the Company to repurchase their Notes) the Company shall provide to all Holders of the Notes, the Trustee, the Paying Agent and the Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Repurchase Right Notice”) stating:

(1)               the events causing the Fundamental Change;

(2)               if the Company has elected to adjust the Conversion Rate and related conversion obligation as described in Section 8.05(e) hereof pursuant to a Fundamental Change that falls under clause (2), (3) or (4) of the definition of Fundamental Change, the Conversion Rate and any adjustments to the Conversion Rate;

(3)               the Effective Date, if applicable;

(4)               the last date on which a Holder may exercise such repurchase right;

(5)               the Fundamental Change repurchase price;

(6)               the Fundamental Change Repurchase Date;

(7)               the name and address of the Paying Agent and the Conversion Agent;

(8)               that the Notes with respect to which the Fundamental Change Repurchase Right Notice has been given may be converted only if the Holder thereof withdraws any Fundamental Change Repurchase Notice previously delivered by such Holder in accordance with the terms of this Indenture; and

(9)               the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company will issue a press release and publish the information contained in such notice through a public medium customary for such press releases.

(c)                                  A Holder may exercise its right specified in Section 4.07(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”), substantially in the form of Exhibit B hereto, to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

(1)               the Applicable Procedures or, if such Holder holds Definitive Notes, the certificate numbers of the Notes which the Holder will deliver to be repurchased;

(2)               the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof; and

(3)               that such Notes are to be purchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

If the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

The delivery of such Notes (either through the surrender of Definitive Notes or through the delivery of beneficial interests in a Global Note in accordance with the Applicable Procedures) to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Right Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of payment therefor; provided, however, that such payment shall be so paid pursuant to this Section 4.07 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice. Any repurchase by the Company pursuant to the provisions of this Section 4.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Notes.

Unless the Company defaults in the payment for the Notes to be repurchased pursuant to this Section 4.07, such Notes will cease to be outstanding and interest, if any, shall cease to accrue on the Notes or portions thereof called for repurchase on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent) and all other rights of the Holders of the Notes to be repurchased pursuant to this Section 4.07 shall terminate (other than the right to receive payment upon delivery or transfer of the Notes).

(d)                                 The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes by the Company as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.

(e)                                  On the Fundamental Change Repurchase Date, the Company will, to the extent lawful:

(1)               accept for payment all Notes or portions thereof properly tendered;

(2)               deposit with the Paying Agent an amount equal to the payment in respect of all Notes or portions of Notes properly tendered; and

(3)               deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 4.07.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

(f)                                    Notwithstanding anything contained herein to the contrary, Holders of the Notes will not have the right to require the Company to repurchase any Notes pursuant to the occurrence of any of the events identified in clauses (2), (3) or (4) of the definition of Fundamental Change (and the Company will not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto), if either:

(1)               the Closing Sale Price of the Company’s Common Stock for any five Trading Days within the period of ten (10) consecutive Trading Days ending (A) immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change under clause (2) of the definition of Fundamental Change; or (B) immediately before the Fundamental Change in the case of a Fundamental Change under clauses (3) or (4) of the definition of Fundamental Change, equals or exceeds 105% of the Applicable Conversion Price of the Notes in effect on each of those five Trading Days; or

(2)               at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a Fundamental Change under clause (2) and/or clause (3) of the definition of Fundamental Change consists of shares of common stock traded on the NYSE or another U.S. national securities exchange or quoted on NASDAQ or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into such shares of such common stock.

(g)                                 Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 4.07(c) hereof, the Holder of the Notes in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 4.07(h) hereof) thereafter be entitled to receive solely the payment with respect to such Notes. Such payment shall be paid to such Holder, subject to receipts of cash by the Paying Agent, promptly following the later of (a) the Fundamental Change Repurchase Date (provided the conditions in Section 4.07(c) have been satisfied) and (b) the time of book-entry transfer or the delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 4.07(c). Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 8 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 4.07(h) hereof.

(h)                                 Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by Section 4.07(c) hereof shall have the right to withdraw such Fundamental Change Repurchase Notice, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(1)               the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(2)               the certificate numbers of the Definitive Notes, if any, in respect of which such notice of withdrawal is being submitted; and

(3)               the principal amount, if any, of such Notes which remain subject to the original Fundamental Change Repurchase Notice and which have been or will be delivered for repurchase by the Company.

(i)                                     The Trustee shall be under no obligation to ascertain the occurrence of a Fundamental Change or to give notice with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Fundamental Change has occurred.

Section 4.08.                                       Offer to Repurchase on November 15, 2010, 2015 and 2020.

(a)                                  On each of November 15, 2010, 2015 and 2020 (the “Repurchase Dates”), each Holder may require the Company to repurchase the Notes held by such Holder, and the Company shall repurchase on each of the Repurchase Dates, any or all Notes submitted for repurchase for cash, at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the applicable Repurchase Date.

(b)                                 In order to exercise the right to require the Company to repurchase the Notes on any of the Repurchase Dates:

(i)                  the Holder of any Definitive Note to be repurchased must:  (i) complete and manually sign a notice substantially in the form of Exhibit D hereto (the “Repurchase Notice”); (ii) deliver the Repurchase Notice and the Definitive Note to the Trustee and the Company; and (iii) if required, furnish appropriate endorsements and transfer documents; or

(ii)               the holder of beneficial interests in any Global Note to be repurchased must comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Trustee, and in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 4.06 hereof.

The Holder of a Definitive Note or holder of a beneficial interest in a Global Note must complete the requirements of this Section 4.08(b) no later than the close of business on the Business Day prior to the applicable Repurchase Date (the “Repurchase Notice Deadline”) for purposes of this Article 4. On and after the Repurchase Notice Deadline, the redemption by such Holder or holder, as set forth in the Repurchase Notice, shall become irrevocable.

Notes shall be deemed to have been repurchased immediately prior to the close of business on the Repurchase Date, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the cash payment payable upon repurchase shall be treated for all purposes as the payee or payees of such payment at such time. Following any Repurchase Date, the Company shall satisfy its obligations with respect to such repurchase by either:

(i)                                     delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Repurchase Notice), the cash payment payable upon such repurchase; or

(ii)                                  delivering to such Holder (or such other Person as may be named in the relevant Repurchase Notice) the cash payment payable upon such repurchase in accordance with the Applicable Procedures.

ARTICLE FIVE

SUCCESSORS

Section 5.01.                                       Merger, Consolidation, or Sale of Assets.

The Company shall not, directly or indirectly, consolidate or merge with or into any other Person in a transaction in which the Company is not the surviving corporation or convey, transfer or lease the properties and assets of the Company substantially as an entirety to any successor Person, unless:

(1)               the successor Person, if any, is:

(A)                              a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia, and

(B)                                such Person assumes the Company’s obligations on the Notes and under this Indenture pursuant to agreements reasonably satisfactory in form and substance to the Trustee;

(2)               immediately after giving effect to the transaction, no Default will have occurred and be continuing; and

(3)               the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article Five and that all conditions precedent herein provided for relating to such transaction have been satisfied.

This Section 5.01 will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02.                                       Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01.                                       Events of Default.

Each of the following is an “Event of Default”:

(1)               a default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)               default in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable at Maturity;

(3)               default on the part of the Company in the performance, or breach by the Company, of any other covenant or agreement on the part of the Company set forth in the Notes or in this Indenture (other than a covenant or agreement in respect of which a default or breach by the Company is specifically dealt with in this Section 6.01 and other than those which have been included in the Notes, if any, or this Indenture solely for the benefit of Securities of any series other than the series of the Notes), and continuance of such default or breach without cure or waiver for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes at the time Outstanding, a written notice specifying such failure and requiring the same to be remedied;

(4)               the Company fails to pay the purchase price of any Note when due (including, without limitation, on any Repurchase Date, the delivery of cash as a return of principal, any cash in lieu of fractional shares, and any shares, as the case may be, upon conversion of Notes within the time period required by this Indenture);

(5)               the Company fails to provide timely notice of a Fundamental Change, if required by this Indenture, if such failure continues for 30 days after notice to the Company of its failure to do so;

(6)               any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $100.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice as provided in Section 6.02 of this Indenture, provided, however, that in the event the Notes receive at any later date a rating of BBB- or greater by Standard & Poor’s Corporation (“S&P”) or Baa3 or greater by Moody’s Investors Service, Inc. (“Moody’s”) (or if such ratings are not issued for the Notes by S&P or Moody’s, the corporate rating or successor equivalent (in the case of S&P) or the senior implied rating or successor equivalent (in the case of Moody’s) of the Company), then this clause (6) shall not be applicable and shall be of no further force and effect upon and after the date the Notes receive any such rating;

(7)               failure by the Company or any of its Significant Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company)  to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is at least $100.0 million, if the judgments are not paid, discharged or stayed within 60 days; provided, however, that in the event the Notes receive at any later date a rating of BBB- or greater by S&P or Baa3 or greater by Moody’s (or if such ratings are not issued for the Notes by S&P or Moody’s, the corporate rating or successor equivalent (in the case of S&P) or the senior implied rating or successor equivalent (in the case of Moody’s) of the Company), then this clause (7) shall not be applicable and shall be of no further force or effect upon and after the date the Notes receive such rating;

(8)               the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D)                               makes a general assignment for the benefit of its creditors; and

(9)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)                                appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)                                orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 90 consecutive days.

The Events of Default set forth in this Section 6.01 supersede and replace any Events of Default applicable to the Notes set forth in Section 6.01 of the Base Indenture, and such Events of Default under the Base Indenture shall not at any time apply to the Notes.

Section 6.02.                                       Acceleration.

(a)                                  In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

(b)                                 Notwithstanding the foregoing, if an Event of Default specified in clause (6) of Section 6.01 occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (6) of Section 6.01 shall have been remedied or cured by the Company or any of its Subsidiaries or waived by the holders of the relevant indebtedness within 60 days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due and payable solely because of the acceleration of the Notes, have been cured or waived.

(c)                                  At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences:  (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.                                       Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.                                       Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences hereunder, except a continuing Default in:

(1)               the payment of the principal of, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration;

(2)               the conversion of any Note into shares of Common Stock in accordance with the provisions of such Note and this Indenture; or

(3)               compliance with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                                       Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.                                       Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)               such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2)               Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy as Trustee;

(3)               such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)               the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)               during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.                                       Rights of Holders of Notes To Receive Payment or Effect Conversion.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert Notes in accordance with Article 8 of this Indenture, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                                       Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                                       Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                                       Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third:  to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. If a record date is fixed, the Trustee shall send, by first class mail, electronically or by any other means approved by the Trustee to the Holders of the Notes of record a notice at least 30 days but not more than 60 days before the payment date. Such notice shall state:  (1) that a payment is being made pursuant to this Section 6.10, (2) the relevant Default and the circumstances giving rise to the collection of money pursuant to this Section 6.10, (3) the payment date and (4) the amount of such payment per $1,000 of Notes. Notwithstanding the foregoing, if the payment pursuant to this Section 6.10 is in respect of principal on the Notes, then such principal payment will be conducted in accordance with the provisions set forth in Sections 3.02, 3.04 and 3.06 hereof.

Section 6.11.                                       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE SEVEN

APPOINTMENT OF U.S. BANK NATIONAL ASSOCIATION

Section 7.01.                                       Appointment of U.S. Bank National Association.

The Company hereby appoints the Trustee as trustee under the Indenture with respect to the Notes. The Company shall execute and deliver such further instruments and do such other things as the Trustee may reasonably require to more fully and certainly vest and confirm in the Trustee all the rights, trusts, and powers hereby delivered and confirmed upon the Trustee.

Section 7.02.                                       Acceptance of Trustee.

The Trustee hereby accepts its appointment as trustee with respect to the Notes and shall hereby be vested with all of the authority, rights, powers, trusts, immunities, duties, benefits and obligations of a Trustee under the Indenture.

Section 7.03.                                       Qualification of Trustee.

The Trustee hereby represents and warrants to the Company that the Trustee is qualified under the provisions of Section 310 of the Trust Indenture Act of 1939, as amended, and Article Seven of the Base Indenture to act as trustee with respect to the Notes under the Indenture.

ARTICLE EIGHT

CONVERSION

Section 8.01.                                       Conversion Right and Conversion Rate.

(a)                                  Subject to and upon compliance with the provisions of this Article 8, at the option of the Holder thereof, any portion of the principal amount of any Note that is an integral multiple of $1,000 (provided that the principal amount of such security to remain outstanding after such conversion is equal to $2,000) may be converted into cash and, under certain circumstances set forth in Section 8.02 hereof, fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. The Holders of the Notes may surrender Notes for conversion at the Applicable Conversion Rate prior to Maturity under any of the following circumstances:

(1)               prior to November 15, 2024, during any Conversion Period, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of such Conversion Period is greater than 120% of the Applicable Conversion Price on the first day of the Conversion Period (the “Sale Price Condition”);

(2)               prior to November 15, 2024, during the five consecutive Business Day period following any five consecutive Trading Day period in which the Trading Price of a Note for each day of that trading period was less than 95% of the Closing Sale Price of the Common Stock on such corresponding Trading Day as multiplied by the Applicable Conversion Rate (the “Trading Price Condition”);

(3)               if the Notes are called for redemption, during the period commencing with the date that notice of redemption is first sent to Holders pursuant to Section 3.02(b) and ending at the close of business on the Business Day preceding the Redemption Date; provided that if less than all the Notes are called for redemption, only those Notes called for redemption may be converted;

(4)               at any time on or after November 15, 2024; or

(5)               upon the occurrence of specified corporate transactions set forth in Section 8.07 hereof.

(b)                                 If any of the events described in clauses (2), (3) or (4) of the definition of Fundamental Change occurs, Holders may surrender any Notes for conversion during the period starting on the 15th Business Day prior to the anticipated Effective Date of the applicable Fundamental Change and ending at the close of business on the 15th Business Day after the actual Effective Date of such Fundamental Change transaction (or such shorter period as may be applicable if the Company did not have actual notice of the Effective Date of a Fundamental Change 15 Business Days before the Effective Date) or, if such transaction results in Holders having a right to require the Company to repurchase the Notes, the Business Day preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice). In connection with such a Fundamental Change and in accordance with Section 4.07 hereof, the Company will send Holders a Fundamental Change Conversion Right Notice at least 15 Business Days prior to the anticipated Effective Date of the Fundamental Change (or such shorter period as may be applicable if the Company did not have actual notice of the Effective Date 15 Business Days before the Effective Date) in which the Company will notify Holders that, among other things, they will have the right to convert the Notes. Upon such a conversion in connection with any of the events described in clauses (2), (3) or (4) of the definition of Fundamental Change, Holders will receive any increase in the conversion rate pursuant to Section 8.05(e) hereof if such conversion occurs within the time frames specified therein. Notwithstanding the foregoing, if the Effective Date of the Fundamental Change identified in the Conversion Right Notice does not occur within 20 Business Days of the anticipated Effective Date specified in such notice, then the right of Holders to convert the Notes will terminate and, to the extent such Fundamental Change is expected to occur at a later date, the Company again shall comply with the requirements of this Section 8.01(b) at such later date in connection with such Fundamental Change. If a Fundamental Change occurs, Holders may also have the right, at the option of the Holders, to require the Company to repurchase all or a portion of the Notes in accordance with Section 4.07 hereof in lieu of conversion pursuant to this Section 8.01(b). Upon determination by the Company, the Conversion Agent or the Trustee that the Holders of the Notes are entitled to convert the Notes in accordance with this Section 8.01(b), the Company shall issue a press release and publicize the information on its website.

(c)                                  In case any Holder of Notes exercises its right to require the Company to repurchase such Notes in accordance with Section 4.07 hereof, the conversion right in respect of the Note, or portion thereof so submitted, shall expire at the close of business on the last Business Day immediately preceding the Fundamental Change Repurchase Date or such earlier date as the Notes are presented for purchase, unless the Company defaults in making the payment due upon repurchase, in which case such conversion right shall terminate at the close of business on the date the default is cured and the Notes are purchased by the Company (in each case subject to any Applicable Procedures with respect to any Note). If any Holder has submitted Notes for repurchase upon a Fundamental Change in accordance with Section 4.07 hereof, such Notes submitted for repurchase may be converted only if such Holder withdraws the election for repurchase in accordance with Section 4.07 hereof.

(d)                                 Notes converted into shares of Common Stock shall initially will be converted at a Conversion Price of $5.90 per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 169.4341 shares of Common Stock for each $1,000 principal amount of Notes. The Conversion Rate will be adjusted under the circumstances provided in Section 8.05. All calculations under this Article shall be made to the nearest 1/10th cent or to the nearest 1/10,000ths of a share, as the case may be.

(e)                                  The Conversion Agent shall determine whether the Sale Price Condition or the Trading Price Condition has been satisfied in accordance with Section 8.11(a) and notify the Company and the Trustee.

Section 8.02.                                       Conversion Consideration.

(a)                                  Upon surrendering any Notes for conversion, the Holder of such Notes shall receive, in respect of each $1,000 principal amount of Notes:

(1)               cash in the amount equal to the lesser of:

(A)                              the principal amount of each Note, or

(B)                                the Conversion Value; and

(2)               to the extent the Conversion Value exceeds $1,000, a number of shares of Common Stock (the “Residual Value Shares”) equal to the sum of the Daily Trading Share Amounts for each of the 20 consecutive Trading Days in the Applicable Conversion Reference Period; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Notes in accordance with Section 8.04.

If a Holder receives Common Stock upon conversion of Notes, such Holder will also receive the associated rights under any stockholder rights plan that the Company may adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.

(b)                                 The Company may elect to pay cash to Holders of Notes surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. Upon such election, the Company shall provide notice to the relevant Holders through the Trustee stating the amount to be satisfied in cash (expressed as a percentage of each Residual Value Share that shall be paid in cash in lieu of Common Stock) at any time on or before the date that is three Business Days following receipt of any Holder’s Conversion Notice (the “Cash Settlement Notice Period”). If the Company timely elects to pay cash for any portion of the Residual Value Shares otherwise issuable to such Holder, such Holder may retract the Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the “Conversion Retraction Period”). If the Company does not make such an election, no retraction can be made (and a Conversion Notice shall be irrevocable). In addition, if the Company chooses to settle all or any portion of the Residual Value Shares in cash in connection with conversions within 20 days prior to the stated Maturity date of the Notes, the Company shall send, on or prior to such stated Maturity date, a single notice to the Trustee of the Residual Value Shares to be satisfied in cash (expressed as a percentage of each Residual Value Share that shall be paid in cash in lieu of Common Stock).

The amount of cash payable in respect of each Residual Value Share otherwise issuable upon conversion shall equal the sum of the Residual Cash Value for such share calculated for each day of the Applicable Conversion Reference Period.

(c)                                  The Company will determine the Conversion Value, the Daily Trading Share Amount, the calculation of the excess of the Conversion Value over the principal amount and the number of shares of Common Stock deliverable to Holders upon conversion in satisfaction of such excess (assuming that the Company does not elect to pay such excess in cash in accordance with clause (b) above).

Section 8.03.                                       Exercise of Conversion Right.

(a)                                  In order to exercise the conversion right:

(1)               the Holder of any Definitive Note to be converted must:  (i) complete and manually sign a notice of conversion substantially in the form of Exhibit C hereto (the “Conversion Notice”); (ii) deliver the Conversion Notice and the Definitive Note to the Conversion Agent and the Company; and (iii) if required, furnish appropriate endorsements and transfer documents; or

(2)               the holder of beneficial interests in any Global Note to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 4.06 hereof and, if required pursuant to Section 8.03(b) hereof, pay funds equal to the interest payable on the next Interest Payment Date.

The date on which a Holder of a Definitive Note or holder of a beneficial interest in a Global Note completes the requirements of this Section 8.03(a) shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of this Article 8. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

The Company shall deliver shares of Common Stock, if any, and cash deliverable upon conversion to the Conversion Agent no later than the third Business Day following the Conversion Reference Period.

(b)                                 Each Definitive Note surrendered (in whole or in part), or beneficial interest in any Global Note surrendered to the Conversion Agent, for conversion during the Record Date Period shall be accompanied by payment by the Holder in same-day funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note (or part thereof, as the case may be) being surrendered for conversion; provided, however, that no such payment by the Holder need be made in the case of any Note or portion thereof that is (x) subject to repurchase following a Fundamental Change on a Fundamental Change Repurchase Date or (y) subject to redemption on a Redemption Date, in each case, occurring during the Record Date Period (or if such interest payment date is not a Business Day, the second Business Day after the interest payment date) and, as a result, the right to convert such Note would otherwise terminate in such Record Date Period if not exercised. The interest payable by the Company on such Interest Payment Date with respect to any Note (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Note as of such Regular Record Date in an amount equal to the interest that would have been payable on such Note if such Note had been converted as of the close of business on such Interest Payment Date.

Interest payable on any Interest Payment Date in respect of any Note surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Note as of the Regular Record Date immediately prior to such Interest Payment Date, notwithstanding the exercise of the right of conversion. Except as provided in this Section 8.03(b), no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date immediately prior to the Conversion Date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the cash payment and the number of shares of Common Stock, if any (and cash in lieu of fractions thereof in accordance with Section 8.04 hereof), into which a Note is convertible will be deemed to satisfy all of the Company’s obligations to pay the principal of and interest, if any, on the Note. Accordingly, accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited.

(c)                                  Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the cash payment and shares of Common Stock, if any, payable and issuable upon conversion shall be treated for all purposes as the payee or payees of such payment and the record holder or holders of such Common Stock, if applicable, at such time. Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

(1)               delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), the cash payment, together with certificates representing the number of shares of Common Stock, if any, payable and issuable upon such conversion; or

(2)               delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) the cash payment, together with such number of shares of Common Stock, if any, payable and issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of any fractional shares, if any, as provided in Section 8.04 (such cash payment and delivery of shares, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if (i) the Holder or holder that is exercising such conversion has specifically requested in writing that delivery be in certificates or (ii) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws. Settlement shall occur promptly (but in no event more than three Business Days) following the termination of the Applicable Conversion Reference Period.

(d)                                 In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such Note to be converted is any integral multiple of $1,000 and the principal amount of such security to remain outstanding after such conversion is equal to $2,000 or any integral multiple of $1,000 in excess thereof.

Section 8.04.                                       Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The number of fractional shares to be paid, if any, will be valued by the Closing Sale Price of the Common Stock on the first Trading Day of the Applicable Conversion Reference Period’. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/10,000th of a share) based upon the applicable Stock Price.

Section 8.05.                                       Adjustment of Conversion Rate.

(a)                                  The Conversion Rate shall be subject to adjustment, without duplication, from time to time upon the occurrence of any of the following:

(1)               Stock Dividends in Common Stock. In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable exclusively in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by an adjustment factor equal to a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(2)               Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them for a period expiring within 60 days from the date of issuance of the rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than any rights, options or warrants that (x) by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person or (y) are distributed to shareholders of the Company upon a merger or consolidation in compliance with Section 8.09 hereof and taking into consideration any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company), then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by an adjustment factor equal to a fraction:

(A)                              the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

(B)                                the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Company’s Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be, and as a result no additional shares are delivered or issued pursuant to such rights or warrants. For the purposes of this clause (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(3)               Stock Splits and Combinations. (i) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased; (ii) in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced; and (iii) in case the Company issues any shares of its Capital Stock in a reclassification of the outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such reclassification becomes effective shall be proportionately applied to the new class of shares of Capital Stock of the Company into which the Common Stock was reclassified; in each case, such increase, reduction or reclassification, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision, combination or reclassification becomes effective.

(4)               Distribution of Indebtedness, Securities or Assets. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, securities, assets or rights, options or warrants to purchase the Company’s securities (provided that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding (i) any dividends or distributions referred to in clause (1) of this Section 8.05(a), (ii) any rights or warrants referred to in clause (2) of this Section 8.05(a), (iii) any dividends or distributions paid exclusively in cash described in clause (6), (7) or (8) of this Section 8.05(a) (the “Distributed Assets”), then (other than in the case as described in clause (5) of this Section 8.05(a)) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by adjustment factor equal to a fraction:

(A)                              the numerator of which shall be the Current Market Price per share of Common Stock; and

(B)                                the denominator of which shall be the Current Market Price per share of Common Stock on the date fixed for such determination minus the Fair Market Value, as determined by the Company’s Board of Directors, whose determination in good faith shall be conclusive and described in a Board Resolution filed with the Trustee, of the portion of those Distributed Assets applicable to one share of Common Stock, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.

If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

Notwithstanding the foregoing, in cases where (i) the Fair Market Value per share of the Distributed Assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the Fair Market Value per share of the Distributed Assets by less than $1.00, in lieu of the adjustment set forth in this Section 8.05(a)(4), Holders will receive upon conversion, in addition to shares of Common Stock, if any, the amount and type of Distributed Assets such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date for such distribution.

(5)               Spin-Offs. In case the Company shall distribute to all or substantially all holders of its Common Stock shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit (a “Spin-off”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by an adjustment factor equal to the sum of the Daily Adjustments for each of the 10 consecutive Trading Days beginning on the effective date of the Spin-off, such adjustment to become effective on the 10th Trading Day from, and including, the effective date of the Spin-off.

(6)               Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of outstanding shares of Common Stock distributions consisting exclusively of cash, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by an adjustment factor equal to a fraction:

(A)                              the numerator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination; and

(B)                                the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date fixed for determination minus the amount per share of such distribution, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.

Notwithstanding the foregoing, in cases where (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock, or (ii)

the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 8.05(a)(6), Holders will receive upon conversion, in addition to shares of Common Stock, if any, such distribution such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the record date for such distribution.

(7)               Tender or Exchange Offers. In case the Company or any Subsidiary shall make a payment in respect of a tender offer or exchange offer for any portion of the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as the case may be, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to close of business on the Expiration Date by adjustment factor equal to a fraction:

(A)                              the numerator of which shall be equal to the sum of (a) the Fair Market Value, as determined by the Board of Directors of the Company, of the aggregate consideration payable for all shares of Common Stock purchased by the Company in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares and (ii) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date; and

(B)                                the denominator of which shall be equal to the product of (a) the number of shares of Common Stock outstanding, including any such purchased shares, and (b) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date.

The adjustment pursuant to this clause (7) will become effective immediately after the opening of business on the second Trading Day immediately following the Expiration Date.

(8)               Repurchases. In case the Company or any of its Subsidiaries shall make a payment in respect of a repurchase of Common Stock the consideration for which exceeds the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date (such amount, the “Repurchase Premium”), and that repurchase, together with any other repurchases of Common Stock by the Company or any of its Subsidiaries involving a Repurchase Premium concluded within the preceding 12 months, results in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion

Rate immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by adjustment factor equal to a fraction:

(A)                              the numerator of which shall be equal to the Current Market Price of the Common Stock; and

(B)                                the denominator of which shall be equal to (a) the Current Market Price of the Common Stock minus (b) the quotient of (i) the aggregate amount of all the Repurchase Premiums paid in connection with such repurchases and (ii) the number of shares of Common Stock outstanding on the day immediately following the date of the repurchase triggering the adjustment, as determined by the Board of Directors of the Company;

provided that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation; and provided, further, that the repurchases of Common Stock effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made pursuant to this Section 8.05(a)(8).

If a payment by the Company shall cause an adjustment to the Conversion Rate under both clause (7) and clause (8) of this Section 8.05(a), the provisions of Section 8.05(a)(8) shall control.

(b)                                 No Adjustment. For the avoidance of doubt, no adjustment in the Conversion Rate shall be required:

(1)               upon the issuance of (A) any shares of Common Stock or (B) options, warrants or other rights to acquire Common Stock (including the issuance of Common Stock pursuant to such options, warrants or other rights), in any transaction resulting in an exchange for Fair Market Value, including in connection with a reduction of indebtedness or liabilities of the Company or its Subsidiaries including, without limitation, pursuant to settlements with respect to claims related to any governmental or private litigation, dispute, investigation, proceeding or other similar action;

(2)               upon the issuance of any shares of Common Stock pursuant to any present or future plan or similar arrangement providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan or arrangement;

(3)               upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program or similar arrangement of, or assumed by, the Company or any of its Subsidiaries;

(4)               upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (3) of this Section 8.05(b) and outstanding as of the date the Notes were first issued;

(5)               for a change in the par value of the Common Stock; or

(6)               for accrued and unpaid interest, if any.

In addition, the Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. The Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustments, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Notes and (b) otherwise (1) five Business Days prior to the Maturity of the Notes or (2) prior to the Redemption Date or Repurchase Date, unless such adjustment has already been made.

No adjustment will be made to the Conversion Rate or a Holder’s ability to convert the Notes if such Holder otherwise participates in a distribution without conversion.

(c)                                  Increase in Conversion Rate due to Taxes. The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by clause (a) of this Section 8.05, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this clause (c) and its actions in so doing shall, absent manifest error, be final and conclusive.

(d)                                 Temporary Increase in Conversion Rate. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during such period, and the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the closing price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Fundamental Change. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 11.01, with a copy to the Trustee and Conversion Agent, at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(e)                                  Fundamental Change Make-Whole Adjustment. In case of a Fundamental Change as specified in clauses (2), (3) or (4) of the definition thereof, solely upon receipt by the Conversion Agent of any Holder’s Conversion Notice on or subsequent to the Effective Date of such Fundamental Change and prior to the 45th day following such Effective Date (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice)), the Company shall increase the Conversion Rate for the Notes surrendered for conversion by such Holder by the number of Additional Shares determined in accordance with this Section 8.05(e); provided, however, that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of Capital Stock traded on NYSE or another U.S. national securities exchange or quoted on NASDAQ or another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

The following table sets forth the hypothetical increase in the Conversion Rate, expressed as a number of Additional Shares issuable per $1,000 initial principal amount of Notes as a result of a Fundamental Change that occurs in the corresponding period:

Effective Date of	Stock Price ($)
Fundamental Change	4.54	5.00	6.00	7.00	8.00	10.00	12.50	15.00	20.00	25.00	30.00	35.00	40.00
08-Nov-2005	50.8	41.7	28.8	21.4	16.8	11.8	8.6	6.8	4.6	3.3	2.4	1.8	1.4
15-Nov-2006	49.2	39.6	26.2	19.0	14.8	10.2	7.5	5.9	4.0	2.9	2.2	1.6	1.2
15-Nov-2007	47.4	36.7	22.0	14.2	9.8	5.7	4.0	3.2	2.2	1.6	1.2	0.9	0.7
15-Nov-2008	46.3	34.3	18.9	11.7	6.6	4.1	3.1	2.5	1.7	1.2	0.9	0.7	0.6
15-Nov-2009	46.1	31.3	13.7	6.8	4.3	2.9	2.2	1.8	1.2	0.9	0.7	0.5	0.4
15-Nov-2010	50.8	30.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

The Stock Prices and Additional Share amounts set forth above are based upon a Closing Sale Price of $4.54 on November 2, 2005 and an initial Conversion Price of $5.90. The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted in accordance with Section 8.05 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by an adjustment factor equal to a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. If holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount per share of Common Stock. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 8.05 hereof.

The exact Stock Price and Conversion Dates may not be set forth on the table; in which case, if the Stock Price is:

(A)                              between two Stock Price amounts on the table or the Conversion Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(B)                                more than $40.00 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Fundamental Change; and

(C)                                less than $4.54 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Fundamental Change.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of a Note exceed 220.2643 per $1,000 initial principal amount of the Notes, after giving effect to the make-whole adjustment and any related increase in the Conversion Rate pursuant to this Section 8.05(e), subject to anti-dilution adjustments set forth in Section 8.05(a) hereof.

Section 8.06.                                       Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted pursuant to Section 8.05 hereof:

(a)                                  the Company shall compute the adjusted Conversion Rate in accordance with Section 8.05 hereof and shall prepare an Officer’s Certificate setting forth (1) the adjusted Conversion Rate, (2) the clause of Section 8.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (which such certificates shall be conclusive absent manifest error); and

(b)                                 upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 11.01.

Moreover, upon any determination by the Company, the Conversion Agent or the Trustee that Holders of the Notes are or will be entitled to convert the Notes in accordance with this Section 8.06, the Company will issue a press release and publish the information on its website.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

Section 8.07.                                       Notice of Certain Corporate Transactions.

In case the Company shall:

(a)                                  distribute to all or substantially all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days of the declaration date for such distribution, Common Stock at less than the average Closing Sale Price of the Common Stock for the five Trading Days immediately preceding the date such distribution was first publicly announced; or

(b)                                 distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights or warrants to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the day preceding the declaration date for such distribution, in each case, other than pursuant of Section 8.10 hereof, then the Company shall deliver written notice to the Conversion Agent, and shall deliver or cause its Agents to deliver, to all Holders in accordance with Section 11.01, at least 20 days prior to the record or ex-dividend date for such distribution, a notice of such distribution. At such time notice is given pursuant to this Section 8.07, Holders of Notes that are not otherwise convertible at that time may surrender their Notes for conversion at any time until the earlier of (1) the close of business on the Business Day prior to the ex-dividend date or (2) the Company’s announcement that such distribution will not take place. Holders of Notes may not exercise this right of conversion if they may participate in the distribution without conversion.

At any time that the Trustee is not also the Conversion Agent, the Company shall forthwith deliver a copy of any notice required pursuant to this Section 8.06 to the Trustee.

Section 8.08.                                       Cancellation of Converted Notes.

All Definitive Notes delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Note, the Trustee or the Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Notes represented by such Global Note to reflect the conversion pursuant to Section 2.01(b).

Section 8.09.                                       Provision in Case of Consolidation, Merger or Sale of Assets.

In the case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 8.01 to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, sale or transfer. For purposes of this Section 8.09, the kind and amount of consideration that a Holder would have been entitled to receive as a Holder of the Common Stock in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the kind and amount of consideration received by the Holders of the Common Stock that affirmatively make such an election. The above provisions of this Section 8.09 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Note as provided in Section 11.01 promptly upon such execution.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Notes upon the conversion of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 8.10.                                       Rights Issued in Respect of Common Stock.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1)               are deemed to be transferred with such shares of Common Stock;

(2)               are not exercisable; and

(3)               are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 8.05(a) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 8.05(a), (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

Section 8.11.                                       Responsibility of Trustee and Conversion Agent for Conversion Provisions.

(a)                                  The Conversion Agent will, upon the written request of the Company, determine if the Notes are convertible as a result of satisfaction of the Sale Price Condition and notify the Company and the Trustee. The Conversion Agent will, on behalf of the Company, determine if the Notes are convertible as a result of satisfaction of the Trading Price Condition and notify the Company and the Trustee, which determination shall be confirmed by the Company to the Conversion Agent; provided, however, that the Conversion Agent will have no obligation to determine the Trading Price of the Notes unless the Company shall have requested such determination in writing and the Company shall have no obligation to make such request unless requested to do so by a Holder of the Notes who provides the Company with a written notice which includes reasonable evidence that the Trading Price Condition has been satisfied and which shall include a bid quotation from a nationally recognized securities dealer as specified in the definition of Trading Price. At such time, the Company will instruct the Conversion Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock multiplied by the Applicable Conversion Rate.

(b)                                 The Trustee, subject to the provisions of Section 7.01, and any Conversion Agent, subject to clause (a) above, shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 8.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                                       Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Notes:

(1)               to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the interests of the Holders;

(2)               to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)               to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 11 hereof;

(4)               to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)               to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(6)               to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.03 of the Base Indenture hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

The consent of the Holders of the Notes will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

Section 9.02.                                       With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 4.07 and 4.08 hereof) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then Outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.03 of the Base Indenture, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)               change the stated Maturity of the principal of, or interest on, any Note;

(2)               reduce the principal amount of, or interest on, any Note;

(3)               reduce the amount of principal payable upon acceleration of the Maturity of any Note;

(4)               change the place or currency of payment of principal of, or interest on, any Note;

(5)               impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note;

(6)               modify the provisions of Section 4.07 hereof relating to the Company’s requirement to repurchase Notes upon a Fundamental Change or of Section 4.08 hereof relating to the Company’s requirement to repurchase Notes on each of November 15, 2010, 2015, and 2020.

(7)               adversely affect the right of Holders to convert Notes other than as provided in this Indenture;

(8)               reduce the percentage in principal amount of outstanding Notes required for modification or amendment of this Indenture;

(9)               reduce the percentage in principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults;

(10)         reduce the percentage required for the adoption of a resolution or for a quorum required at any meeting of Holders of Notes at which a resolution is adopted; or

(11)         modify Section 6.04 or Section 6.07 or any of the foregoing amendment and waiver provisions in this Section 9.02, except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of Notes.

Section 9.03.                                       Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.                                       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date, if applicable.

Section 9.05.                                       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                                       Trustee To Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 10.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE TEN

SATISFACTION AND DISCHARGE

Section 10.01.                                 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)               either:

(a)                                  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of Maturity;

(2)               no Default has occurred and is continuing on the date of the deposit described in clause (1)(b) above (other than a Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3)               the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4)               the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 10.01, the provisions of Section 10.02 and Section 10.04 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 of the Base Indenture, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02.                                 Application of Trust Money; Other Miscellaneous Provisions.

Subject to the provisions of Section 10.04 hereof, all money and Government Securities deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 10.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 10 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 10.01 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance.

Section 10.03.                                 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04.                                 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 10.01 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.01 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01.                                 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
Attn.: General Counsel

With a copy to:

Linklaters
1345 Avenue of the Americas
19th Floor
New York, New York 10105
Facsimile No.: (212) 903-9100
Attn: Jeff Norton, Esq.

If to the Trustee:

U.S. Bank National Association
Corporate Trust Services
950 17th Street, Suite 300
Denver, CO 80202

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, postage prepaid, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.02.                                 Indenture.

In the event of any conflict between this Supplemental Indenture and the Base Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 11.03.                                 Governing Law.

The laws of the State of New York shall govern this Supplemental Indenture and the Securities of the Series created hereby.

Section 11.04.                                 No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 11.05.                                 Successors and Assigns.

All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 11.06.                                 Duplicate Originals.

This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

Section 11.07.                                 Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit A

[Face of Note]

CUSIP/ISIN

3.50% Convertible Senior Notes due November 15, 2025

No.	$

QWEST COMMUNICATIONS INTERNATIONAL INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on November 15, 2025.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated:	, 2005

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]
3.50% Convertible Senior Notes due November 15, 2025

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the First Supplemental Indenture referred to below unless otherwise indicated.

(1)                                  INTEREST. Qwest Communication International Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.50% per annum from November 8, 2005 until Maturity. The Company will pay interest, if any, semi-annually in arrears on May 15 and November 15 of each year (subject to limited exceptions if the Note is converted or purchased prior to such date), or if any such day is not a Business Day, on the immediately following Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 8, 2005; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2006. The Company will pay interest on overdue principal from time to time on demand at the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                  METHOD OF PAYMENT. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, if any, on, all Global Notes and all other Notes with an aggregate principal amount in excess of $2 million for which the Holders have provided wire transfer instructions at least 10 Business Days prior to the Interest Payment Date to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                  PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, U.S. Bank National Association, the Trustee under the First Supplemental Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying

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Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)                                  INDENTURE. The Company issued the Notes under the Base Indenture dated as of November 8, 2005, as supplemented by the First Supplemental Indenture dated as of November 8, 2005 (the “Base Indenture,” as supplemented, the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Base Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                  OPTIONAL REDEMPTION. The Notes are not redeemable by the Company prior to November 20, 2008. At any time on or after November 20, 2008, and before November 20, 2010 if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the day one prior to the date of a Redemption Notice is greater than 130% of the Applicable Conversion Price on the date of such notice, the Company may redeem the notes in whole or in part at a cash redemption price equal to the sum of (1) 100% of the principal amount of the notes to be redeemed; plus (2) a Make-Whole Premium (as defined in the Indenture); plus (3) accrued and unpaid interest on the principal amount of the Notes redeemed to the Redemption Date. On or after November 20, 2010, the Company may at its option redeem the Notes, in whole or in part, at a cash redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest, if any, to the Redemption Date.

(6)                                  REPURCHASE AT THE OPTION OF HOLDER UPON SPECIFIED DATES. On each of November 15, 2010, 2015 and 2020 (the “Repurchase Dates”), each Holder may require the Company to repurchase the Notes held by such Holder, and the Company shall repurchase on each of the Repurchase Dates, any or all Notes submitted for repurchase for cash, at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the applicable Repurchase Date.

(7)                                  REPURCHASE AT THE OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE. Upon the occurrence of a Fundamental Change at any time prior to stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days after the mailing of the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Date”), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date (the “Fundamental Change Payment”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the

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Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 15 Business Days prior to the expected effective date of a Fundamental Change (or if the Company does not have actual notice of a Fundamental Change, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders of the Notes, the Trustee, the Paying Agent and the Conversion Agent the Fundamental Change Conversion Right Notice as required by the Indenture.

(8)                                  CONVERSION. Prior to Maturity, under certain circumstances set forth in the Indenture, Holders of the Notes may surrender any portion of the principal amount of any Note that is an integral multiple of $1,000 for conversion (provided that the principal amount of such Note to remain outstanding after such conversion is equal to $2,000) into cash and, under certain circumstances set forth in the Indenture, fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion. However, the Company may elect to pay cash to Holders of Notes surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. The Conversion Rate will initially be 169.4341 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial Conversion Price of $5.90 per share), but shall be adjusted under the circumstances specified in, and in accordance with the terms of, the Indenture.

(9)                                  DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for conversion or repurchase, except for the unconverted or unrepurchased portion of any Note being converted or repurchased in part. Also, the Company need not exchange or register the transfer of any Notes during the period between a record date and the corresponding Interest Payment Date.

(10)                            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)                            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or compliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency in a manner that does not adversely affect the interests of the Holders, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide

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for a successor Trustee under the Indenture, to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company in accordance with the provisions in the Indenture, to make any change that would provide any additional rights or benefits to any or all of the Holders of the Notes, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA to increase the Conversion Rate or reduce the Conversion Price, provided that the increase or reduction, as the case may be, is in accordance with the terms of this Indenture or will not adversely affect the interests of the Holders of the Notes, or to conform the text of the Indenture or the Notes to any provision that was meant to be a verbatim description thereof as originally communicated to investors.

(12)                            EVENTS OF DEFAULT. Each of the following is an “Event of Default”:

(1)               a default in the payment of any installment of interest upon this Note as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)               default in the payment of all or any part of the principal of upon this Note as and when the same shall become due and payable at Maturity;

(3)               default on the part of the Company in the performance, or breach by the Company, of any other covenant or agreement on the part of the Company set forth in this Note or in the Indenture (other than a covenant or agreement in respect of which a default or breach by the Company is specifically dealt with in Section 6.01 of the Indenture and other than those which have been included in this Note, if any, or the Indenture solely for the benefit of Securities of any series other than the series of the Notes), and continuance of such default or breach without cure or waiver for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes at the time Outstanding, a written notice specifying such failure and requiring the same to be remedied;

(4)               the Company fails to pay the purchase price of any Note when due (including, without limitation, on any Repurchase Date, the delivery of cash as a return of principal, any cash in lieu of fractional shares, and any shares, as the case may be, upon conversion within the time period required by this Indenture);

(5)               the Company fails to provide timely notice of a Fundamental Change, if required by the Indenture, if such failure continues for 30 days after notice to the Company of its failure to do so;

(6)               any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company) in an aggregate outstanding

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principal amount in excess of $100.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice as provided in Section 6.02 of the Indenture, provided, however, that in the event the Notes receive at any later date a rating of BBB- or greater by Standard & Poor’s Corporation or any successor rating agency (“S&P”) or Baa3 or greater by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if such ratings are not issued for the Notes by S&P or Moody’s, the corporate rating or successor equivalent (in the case of S&P) or the senior implied rating or successor equivalent (in the case of Moody’s) of the Company), then this clause (6) shall not be applicable and shall be of no further force or effect upon and after the date the Notes receive any such rating;

(7)               failure by the Company or any of its Significant Subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly, or indirectly, by the Company)  to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is at least $100.0 million, if the judgments are not paid, discharged or stayed within 60 days; provided, however, that in the event the Notes receive at any later date a rating of BBB- or greater by S&P or Baa3 or greater by Moody’s (or if such ratings are not issued for the Notes by S&P or Moody’s, the corporate rating or successor equivalent (in the case of S&P) or the senior implied rating or successor equivalent (in the case of Moody’s) of the Company) , then this clause (7) shall not be applicable and shall be of no further force or effect upon and after the date the Notes receive any such rating;

(8)               the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D)                               makes a general assignment for the benefit of its creditors; and

(9)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

6

(B)                                appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)                                orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 90 consecutive days.

(13)                            TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)                            NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15)                            OPEN MARKET PURCHASES. The Company may, to the extent permitted by applicable law, at any time, and from time to time, purchase Notes at any price in the open market or otherwise.

(16)                            AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)                            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)                            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or conversion as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or conversion, and reliance may be placed only on the other identification numbers placed thereon.

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(19)                            GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                     to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

Check the box below if you elect to have all or a portion of this Note redeemed or purchased by the Company pursuant to Section 4.07 or 4.08 of the First Supplemental Indenture:

Section 4.07 ☐       Section 4.08 ☐

If you want to have only part of the Note purchased by the Company pursuant to Section 4.07 or 4.08 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

Qwest Communications International Inc.
Attn:  Treasury Department
1801 California Street
Denver, Colorado 80202

U.S. Bank National Association
Attn:  Corporate Trust Services
950  17th Street, Suite 300
Denver, CO  80202

Re:                               3.50% Convertible Senior Notes due November 15, 2025
— REPURCHASE NOTICE (CUSIP 749121 BY 4)

Reference is hereby made to the Indenture, dated as of November 8, 2005 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of November 8, 2005 (the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), between Qwest Communications International Inc., as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Supplemental Indenture.

The undersigned hereby directs the Trustee or the Company to pay it pursuant to Section 4.07 of the First Supplemental Indenture an amount in cash valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

[Signature Guaranteed]*

*                                         [Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.]

If Notes are to be registered in the name of a Person
other than the Holder, please print such Person’s
name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

If only a portion of a Definitive Note is to be repurchased, please indicate:

1.                                       Principal amount to be converted:   $

2.                                       Principal amount and denomination of Notes representing unpurchased principal amount to be issued:

Amount: $	Denominations: $

($2,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $2,000 or any integral multiple of  $1,000 in excess thereof.)

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EXHIBIT C

FORM OF CONVERSION NOTICE

Qwest Communications International Inc.
Attn:  Treasury Department
1801 California Street
Denver, Colorado 80202

U.S. Bank National Association,
Corporate Trust Services
Attn:  Specialized Finance
60 Livingston Avenue
St. Paul, MN  55107

U.S. Bank National Association
Attn:  Corporate Trust Services
950  17th Street, Suite 300
Denver, CO  80202

Re:                               3.50% Convertible Senior Notes due November 15, 2025
— CONVERSION NOTICE (CUSIP 749121 BY 4)

Reference is hereby made to the Indenture, dated as of November 8, 2005 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of November 8, 2005 (the Base Indenture, as supplemented by the First Supplemented Indenture, the “Indenture”), between Qwest Communications International Inc., as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Supplemental Indenture.

                                                                      (the “Owner”) owns and proposes to convert the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                           in such Note[s] or interests (the “Conversion”) pursuant to Article 8 of the First Supplemental Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note, he/she hereby irrevocably exercises the option to convert this Note, or such portion of this Note in the principal amount designated above into cash in the amount equal to the lesser of (A) the principal amount of each Note or (B) the Conversion Value, and, to the extent the Conversion Value exceeds $1,000, the appropriate number of Residual Value Shares as determined in accordance with the terms of the Indenture; provided, however, that the Company may elect to pay cash in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. The Owner directs that such cash and any shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

If shares of Common Stock or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of a Definitive Note is to be converted, please indicate:

1.                                       Principal amount to be converted:  $

2.                                       Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: $	Denominations: $

($2,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $2,000 or any integral multiple of $1,000 in excess thereof.)

2

EXHIBIT D

FORM OF REPURCHASE NOTICE

Qwest Communications International Inc.
Attn:  Treasury Department
1801 California Street
Denver, Colorado 80202

U.S. Bank National Association,
Corporate Trust Services
Attn:  Specialized Finance
60 Livingston Avenue
St. Paul, MN  55107

U.S. Bank National Association,
Corporate Trust Services
950  17th Street, Suite 300
Denver, CO  80202
Attn:  Corporate Trust Services

Re:                               3.50% Convertible Senior Notes due November 15, 2025
—  NOTICE OF REPURCHASE (CUSIP 749121 BY 4)

Reference is hereby made to the Indenture, dated as of November 8, 2005 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 8, 2005 (the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), between Qwest Communications International Inc., as issuer (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the First Supplemental Indenture.

The undersigned hereby directs the Trustee or the Company to pay it pursuant to Section 4.08 of the First Supplemental Indenture or an amount in cash valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

If Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of a Definitive Note is to be redeemed, please indicate:

1.                                       Principal amount to be redeemed:  $

2.                                       Principal amount and denomination of Notes representing unpurchased principal amount to be issued:

Amount: $	Denominations: $

($2,000 or any integral multiple of $1,000 in excess thereof, provided that the unredeemed portion of such principal amount is $2,000 or any integral multiple of $1,000 in excess thereof.)

2